EXHIBIT 4(I)

                                 FPL GROUP, INC.

                  AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

                            (effective May 21, 2004)

          SECTION 1. Purpose. The purpose of this Amended and Restated Long Term Incentive Plan (the "Plan") of FPL Group, Inc. (together with any successor thereto, the "Company") is (a) to promote the identity of interests between shareholders and employees of the Company by encouraging and creating significant ownership of common stock of the Company by officers and other salaried employees of the Company and its subsidiaries; (b) to enable the Company to attract and retain qualified officers and employees who contribute to the Company's success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for officers and other employees who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives.

          SECTION 2. Definitions. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

               2.01. "Award" means any Performance Award, Option, Stock Appreciation Right, Restricted Stock, Deferred Stock, Dividend Equivalent, or Other Stock-Based Award, or any other right or interest relating to Shares or cash, granted to a Participant under the Plan.

               2.02. "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

               2.03. "Board" means the Board of Directors of the Company.

               2.04. "Cause" shall mean, unless otherwise defined in an Award Agreement, (i) repeated violations by the Participant of the Participant's obligations to the Company (or the applicable employer affiliate of the Company) (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Participant's part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company (or the applicable employer affiliate of the Company) and which are not remedied in a reasonable period of time after receipt of written notice from the Company specifying such violations, (ii) the conviction of the Participant of a felony involving an act of dishonesty intended to result in substantial personal enrichment at the expense of the Company or its affiliated companies, or (iii) prior to a Change in Control, such other events as shall be determined by the Committee in its sole discretion.

               2.05. "Change of Control" and related terms are defined in
Section 9.

               2.06. "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.


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               2.07. "Committee" means a committee composed of not less than two directors designated by the Board to administer the Plan; provided, however, that each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations thereunder, and an "independent director" within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual (or, in each case, any successor term or provision). The Committee may, without limitation, be the Compensation Committee of the Board or a subcommittee thereof, if such committee or subcommittee satisfies the foregoing requirements.

               2.08. "Company" is defined in Section 1.

               2.09. "Covered Employee" means a Participant designated as such in connection with the grant of a Performance Award, Performance-Based Restricted Stock Award, or Other Stock-Based Award by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which such Award is expected to be taxable to such Participant.

               2.10. "Deferred Stock" means a right, granted to a Participant under Section 6.05, to receive Shares at the end of a specified deferral period.

               2.11. "Disability" shall, unless otherwise defined in an Award Agreement, be considered to occur when a Participant's employment terminates as a result of disability that is expected to be permanent or of indefinite duration.

               2.12. "Dividend Equivalent" means a right, granted to a Participant under Section 6.03, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares.

               2.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

               2.14. "Fair Market Value" means, with respect to Shares, Awards, or other property, the fair market value of such Shares, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any date shall be the closing sales price on that date of a Share as reported in the New York Stock Exchange Composite Transaction Report (or if the Shares were not traded on the New York Stock Exchange on such date, the closing sales price on the nearest date preceding such date on which the Shares were so traded).

               2.15. "Incentive Stock Option" means any Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

               2.16. "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option, whether or not designated as such.


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               2.17. "Option" means a right, granted to a Participant under
Section 6.06, to purchase Shares, other Awards, or other property at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

               2.18. "Other Stock-Based Award" means a right, granted to a Participant under Section 6.08, that relates to or is valued by reference to Shares.

               2.19. "Participant" means a person who, as an officer or salaried employee of the Company or any Subsidiary, has been granted an Award under the Plan.

               2.20. "Performance Award" means a right, granted to a Participant under Section 6.02, to receive cash, Shares, other Awards, or other property the payment of which is contingent upon achievement of performance goals specified by the Committee.

               2.21. "Performance-Based Restricted Stock" means Restricted Stock that is subject to a risk of forfeiture if specified performance criteria are not met within the restriction period.

               2.22. "Plan" is defined in Section 1.

               2.23. "Repricing Restrictions" means the second sentence of
Section 6.06(i) and the second sentence of Section 6.07(i).

               2.24. "Restricted Stock" means Shares, granted to a Participant under Section 6.04, that are subject to certain restrictions and to a risk of forfeiture.

               2.25. "Rule 16b-3" means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

               2.26. "Shares" means the Common Stock, $.01 par value, of the Company and such other securities of the Company as may be substituted for Shares or such other securities pursuant to Section 10.

               2.27. "Stock Appreciation Right" means a right, granted to a Participant under Section 6.07, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards, or other property as specified in the Award or determined by the Committee.

               2.28. "Subsidiary" means any corporation (other than the Company) with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock. In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally accepted accounting principles.

               2.29. "Year" means a calendar year.


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          SECTION 3. Administration.

               3.01. Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                    (i) to select and designate Participants;

                    (ii) to designate Subsidiaries;

                    (iii) to determine the type or types of Awards to be granted to each Participant;

                    (iv) to determine the number of Awards to be granted, the
               number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

                    (v) to determine whether, to what extent, and under what
               circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

                    (vi) to determine whether, to what extent, and under what
               circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

                    (vii) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

                    (viii) to adopt, amend, suspend, waive, and rescind such
               rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

                    (ix) to correct any defect or supply any omission or
               reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

                    (x) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.


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               3.02. Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan.

               3.03. Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

          SECTION 4. Shares Subject to the Plan. Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for Awards under the Plan as of December 31, 2003, shall be 13,000,000. Such Shares may be authorized and unissued Shares or Shares purchased on the open market. For purposes of this Section 4, the number of and time at which Shares shall be deemed to be subject to Awards and therefore counted against the number of Shares reserved and available under the Plan shall be earliest date at which the Committee can reasonably estimate the number of Shares to be distributed in settlement of an Award or with respect to which payments will be made; provided, however, that, the Committee may adopt procedures for the counting of Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting, avoid double counting (in the case of tandem or substitute awards), and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award.

         If any Shares to which an Award relates are forfeited or the award is settled or terminates without a distribution of Shares (whether or not cash, other Awards, or other property is distributed with respect to such Award), any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for Awards under the Plan.

          SECTION 5. Eligibility. Awards may be granted only to individuals who are officers or other salaried employees (including employees who also are directors) of the Company or a Subsidiary; provided, however, that no Award shall be granted to any member of the Committee.


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          SECTION 6. Specific Terms of Awards.

               6.01. General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment by the Participant. Except as provided in Sections 7.03 or 7.04, only services may be required as consideration for the grant of any Award.

               6.02. Performance Awards. Subject to the provisions of Sections
7.01 and 7.02, the Committee is authorized to grant Performance Awards to Participants on the following terms and conditions:

                    (i) Award and Conditions. A Performance Award shall confer upon the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

                    (ii) Other Terms. A Performance Award shall be denominated in Shares and may be payable in cash, Shares, other Awards, or other property, and have such other terms as shall be determined by the Committee. Notwithstanding the foregoing, and except with respect to adjustments pursuant to Section 10 of this Plan and payments made, in the discretion of the Committee, in connection with a Change of Control, a Performance Award outstanding on or after May 21, 2004 which confers upon the Participant rights to receive shares of Common Stock, $.01 par value per share, of the Company in the form referred to as "Performance Share Awards" shall be payable in Shares, and the Company shall be authorized to withhold, from any distribution of Shares relating to a Performance Share Award, in order to meet the Company's obligations for the payment of withholding taxes, Shares with a Fair Market Value equal to the minimum statutory withholding for taxes (including federal and state income taxes and payroll taxes applicable to the supplemental taxable income relating to such distribution) and any other tax liabilities for which the Company has an obligation relating to such distribution.

               6.03. Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or Awards, or otherwise reinvested.

               6.04. Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                    (i) Issuance and Restrictions. Restricted Stock shall be
               subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or


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               the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee shall determine.

                    (ii) Forfeiture. Performance-Based Restricted Stock shall be forfeited unless preestablished performance criteria specified by the Committee are met during the applicable restriction period. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes.

                    (iii) Possession of Restricted Shares. Restricted Stock
               granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. If non-certificated shares representing Restricted Stock are registered in the name of the Participant, such shares shall be maintained in a separate restricted share account subject to terms, conditions, and restrictions of like effect.

                    (iv) Dividends. Unless otherwise determined by the
               Committee, cash dividends paid on Performance-Based Restricted Stock shall be automatically reinvested in additional shares of Performance-Based Restricted Stock and cash dividends paid on other Restricted Stock shall be paid to the Participant. Dividends reinvested in Performance-Based Restricted Stock and Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

                    (v) Tax Withholding. Except as the Committee may determine in its discretion in connection with a Change of Control and except as may be provided pursuant to Section 10 of this Plan, upon delivery of unrestricted Shares to a Participant in connection with the lapse of forfeiture restrictions on all or a portion of an Award of Restricted Stock, the Company shall be authorized to withhold from any such distribution, in order to meet the Company's obligations for the payment of withholding taxes, Shares with a Fair Market Value equal to the minimum statutory withholding for taxes (including federal and state income taxes and payroll taxes applicable to the supplemental taxable income relating to such distribution) and any other tax liabilities for which the Company has an obligation relating to such distribution.


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               6.05. Deferred Stock. The Committee is authorized to grant
Deferred Stock to Participants, on the following terms and conditions:

                    (i) Award and Restrictions. Delivery of Shares will occur
               upon expiration of the deferral period specified for Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee shall determine.

                    (ii) Forfeiture. Except as otherwise determined by the
               Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

               6.06. Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                    (i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 7.03, such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option. After an Option is granted, the exercise price per Share purchasable under the Option may not be decreased, nor shall any other action be taken with respect to such Option that would constitute a "re-pricing" (determined in accordance with generally applicable accounting standards), unless such decrease or re-pricing is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote (and the affirmative vote of a majority of the Shares voting) at a meeting of the holders of the Shares, or any adjournment thereof.

                    (ii) Time and Method of Exercise. The Committee shall
               determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Shares, other Awards or awards issued under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants. Options shall expire not later than ten years after the date of grant.


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                    (iii) Incentive Stock Options. The terms of any Incentive
               Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under
               Section 422 of the Code. In the event a Participant voluntarily disqualifies an Option as an Incentive Stock Option, the Committee may, but shall not be obligated to, make such additional Awards or pay bonuses as the Committee shall deem appropriate to reflect the tax savings to the Company which result from such disqualification.

               6.07. Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

                    (i) Right to Payment. A Stock Appreciation Right shall
               confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (B) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right, which, except as provided in Section 7.03, shall be not less than the Fair Market Value of one Share on the date of grant. After a Stock Appreciation Right is granted, the grant price of the Stock Appreciation Right may not be decreased, nor shall any other action be taken with respect to such Stock Appreciation Right that would constitute a "re-pricing" (determined in accordance with generally applicable accounting standards), unless such decrease or re-pricing is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote (and the affirmative vote of a majority of the Shares voting) at a meeting of the holders of the Shares, or any adjournment thereof.

                    (ii) Other Terms. The Committee shall determine the time or times at which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights shall expire not later than ten years after the date of grant.

               6.08. Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation, Shares awarded purely as a "bonus" or other "incentive" whether or not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or


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exchangeable into Shares, purchase rights, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards, which may include performance criteria. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 6.08 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, or other property, as the Committee shall determine.

          SECTION 7. Certain Provisions Applicable to Awards.

               7.01. Performance-Based Awards. Performance Awards, Performance-Based Restricted Stock, and Other Stock-Based Awards available to Covered Employees and subject to performance criteria are intended to be "qualified performance-based compensation" within the meaning of section 162(m) of the Code and shall be paid to a Covered Employee solely on account of the attainment of one or more preestablished, objective performance goals within the meaning of section 162(m) and the regulations thereunder. Until otherwise determined by the Committee, the performance goal shall be the attainment of preestablished amounts of annual net income of the Company.

         The payout of any such Award to a Covered Employee may be reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the discretion of the Committee.

               7.02. Maximum Yearly Awards. A maximum of 600,000 Shares (or the equivalent Fair Market Value thereof with respect to Awards valued in whole or in part by reference to, or otherwise based on or related to, Shares) may be made subject to Performance Awards, Performance-Based Restricted Stock, and Other Stock-Based Awards subject to performance criteria in any Year. The maximum payout of such Awards in any Year may not exceed 160% of the amount thereof, or 960,000 Shares in the aggregate and 125,000 Shares in the case of any Participant. A maximum of 1,500,000 Shares may be made subject to Options and Stock Appreciation Rights in any Year. No Participant may receive Awards covering or representing more than 25% of the maximum number of Shares which may be made subject to such types of Awards in any Year. The Share amounts in this
Section 7.02 are subject to adjustment under Section 10 and are subject to the Plan maximum under Section 4.

               7.03. Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee and subject to the Repricing Restrictions, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the Repricing Restrictions, the per Share exercise price of any Option, grant price of any Stock Appreciation Right, or purchase price of any other Award conferring a right to purchase Shares:


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                    (i) Granted in substitution for an outstanding Award or
               award shall be not less than the lesser of the Fair Market Value of a Share at the date such substitute award is granted or such Fair Market Value at that date reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

                    (ii) Retroactively granted in tandem with an outstanding
               Award or award shall be not less than the lesser of the Fair Market Value of a Share at the date of grant of the later Award or at the date of grant of the earlier Award or award.

               7.04. Exchange Provisions. Subject to the Repricing Restrictions, the Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, other Awards (subject to Section 7.03), or other property based on such terms and conditions as the Committee shall determine and communicate to the Participant at the time that such offer is made.

               7.05. Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or a Stock Appreciation Right granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

               7.06. Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, and except as provided in Section 6.02(ii), payments to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including without limitation, cash, Shares, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Shares. Where payment is made in Shares, the Company shall be authorized to withhold from any such distribution, in order to meet the Company's obligations for the payment of withholding taxes, Shares with a Fair Market Value equal to the minimum statutory withholding for taxes (including federal and state income taxes and payroll taxes applicable to the supplemental taxable income relating to such distribution) and any other tax liabilities for which the Company has an obligation with respect relating to such distribution.

               7.07. Loan Provisions. With the consent of the Committee, and subject to compliance with applicable laws and regulations including any such law or regulation that restricts or limits the Company's ability to grant a loan to any individual (including without limitation the Sarbanes-Oxley Act of 2002), the Company may make, guarantee, or arrange for, a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven. Nothing in this Section shall be construed as implying that the Committee shall or will offer such loans.

          SECTION 8. General Restrictions Applicable to Awards.

               8.01. Six-Month Holding Period Restrictions Under Rule 16b-3. Unless a Participant could otherwise transfer an equity security, derivative security, or Shares issued upon exercise of a derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act,
(i) an equity security issued under the Plan, other than an equity security issued upon exercise or conversion of a derivative security granted under the Plan, shall be held for at least six months from the date of acquisition; (ii) with respect to a derivative security issued under the Plan, at least six months shall elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security; and (iii) any Award in the nature of a Stock Appreciation Right must be held for six months from the date of grant to the date of cash settlement.

               8.02. Nontransferability; ISO Exercisability. Awards which constitute derivative securities (including any Option, Stock Appreciation Right, or similar right) shall not be transferable by a Participant except by will or the laws of descent and distribution or, in the case of any derivative security other than an Incentive Stock Option, pursuant to a beneficiary designation authorized under Section 8.04 or as otherwise determined by the Committee. An Incentive Stock Option shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative.

               8.03. Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

               8.04. Limits on Transfer of Awards; Beneficiaries. No right or interest of a Participant in any Award shall be pledged, encumbered, or hypothecated to or in favor of any party (other than the Company or a Subsidiary), or shall be subject to any lien, obligation, or liability of such Participant to any party (other than the Company or a Subsidiary). Unless otherwise determined by the Committee (including pursuant to Section 8.02), no Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the Company under the terms of the Plan); provided, however, that a Participant may, in the manner established by the Committee designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any distribution, with respect to any Award, upon the death of the Participant. A beneficiary, guardian, legal representative, permitted transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant or agreement applicable to such, except to the extent the Plan and such Award Agreement or agreement otherwise provide with respect to such persons, and to any additional restrictions deemed necessary or appropriate by the Committee.

               8.05. Registration and Listing Compliance. The Company shall not be obligated to deliver any Award or distribute any Shares with respect to any Award in a transaction subject to regulatory approval, registration, or any other applicable requirement of federal or state law, or subject to a listing requirement under any listing or similar agreement between the Company and any national securities exchange, until such laws, regulations, and contractual obligations of the Company have been complied with in full, although the Company shall be obligated to use its best efforts to obtain any such approval and comply with such requirements as promptly as practicable.

               8.06. Share Restrictions. All Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause (i) a legend or legends to be placed on such Shares, if they are evidenced by certificates, to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement, and (ii) the creation and maintenance of a segregated restricted share account to hold any such Shares that are issued to a Participant as shares without certificates. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Participant, the Committee may require the Participant to enter into an agreement providing that any Shares issuable or issued pursuant to an Award shall (i) if represented by certificates, remain in the physical custody of the Company or such other person as the Committee may designate, or
(ii) if issued as shares without certificates, remain in a segregated restricted share account from which they may be released only at the direction of the Company or such other person as the Committee may designate.

          SECTION 9. Change of Control Provisions.

Unless otherwise determined by the Committee in connection with the grant of an Award, or unless the Participant and the Company agree in writing that the provisions of this Section 9 shall not apply, the following provisions shall apply in the event of a "Change of Control" as defined in this Section 9:

               9.01. Acceleration. The following shall automatically occur upon the occurrence of a "Change of Control" (as defined in Section 9.02):

                    (i) 50% of all Performance Awards, Performance-Based
               Restricted Stock and Other Stock-Based Awards not in the nature of a right that may be exercised and which are subject to performance criteria shall be deemed fully earned and vested at a deemed achievement level equal to the higher of (x) the targeted level of performance for such award or (y) the average level (expressed as a percentage of target) of achievement in respect of similar performance stock-based awards which matured over the three fiscal years immediately preceding the year in which the Change of Control occurred (such higher level, the "Deemed Performance Award Achievement Level"); payment of each such vested award shall be made to the Participant as soon as practicable following such Change of Control; and the remainder of each such award shall remain outstanding (on a converted basis, if applicable) and shall remain subject to the terms and conditions of the Plan;

                    (ii) Each share of Restricted Stock and each Other
               Stock-Based Award not in the nature of a right that may be exercised and which is not subject to performance criteria shall be fully vested and earned;

                    (iii) Any Option, Stock Appreciation Right, and other Award in the nature of a right that may be exercised which was not previously exercisable and vested shall become fully exercisable and vested, and, notwithstanding any other provision of this Plan to the contrary, in the event a Participant's employment with the Company and the Subsidiaries is terminated other than for Cause during the 24-month period following a Change of Control, any Option or Stock Appreciation Right held by such Participant as of such Change of Control that remains outstanding on the date of such termination may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine, until the earlier of (A) the later of (x) the second anniversary of such date of such termination or (y) the applicable date under the applicable Award Agreement, or (B) the expiration of the stated term of such Option or Stock Appreciation Right; and

                    (iv) The restrictions, deferral limitations, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested.

               9.02. Change of Control. For the purposes of this Plan, a "Change of Control" shall mean the first to occur (after February 11, 2002) of the following:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions (collectively, the "Excluded Acquisitions") shall not constitute a Change of Control (it being understood that shares acquired in an Excluded Acquisition may nevertheless be considered in determining whether any subsequent acquisition by such individual, entity or group (other than an Excluded Acquisition) constitutes a Change of Control): (i) any acquisition directly from the Company or any Subsidiary; (ii) any acquisition by the Company or any Subsidiary; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iv) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities; (v) any acquisition in connection with which, pursuant to Rule 13d-1 promulgated pursuant to the Exchange Act, the individual, entity or group is permitted to, and actually does, report its beneficial ownership on Schedule 13G (or any successor Schedule); provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on
Schedule 13D (or any successor Schedule), then, for purposes of this paragraph, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and/or Outstanding Company Voting Securities beneficially owned by it on such date; or (vi) any acquisition in connection with a Business Combination (as hereinafter defined) which, pursuant to subparagraph (3) below, does not constitute a Change of Control; or

(2) Individuals who, as of February 11, 2002, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board; or

(3) Consummation of a reorganization, merger, consolidation or other business combination (any of the foregoing, a "Business Combination") of the Company or any Subsidiary with any other corporation, in any case with respect to which:

               (a) the Outstanding Company Voting Securities outstanding immediately prior to such Business Combination do not, immediately following such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any ultimate parent thereof) more than 55% of the outstanding common stock and of the then outstanding voting securities entitled to vote generally in the election of directors of the resulting or surviving entity (or any ultimate parent thereof); or

               (b) less than a majority of the members of the board of directors of the resulting or surviving entity (or any ultimate parent thereof) in such Business Combination (the "New Board") consists of individuals ("Continuing Directors") who were members of the Incumbent Board (as defined in subparagraph
(2) above) immediately prior to consummation of such Business Combination (excluding from Continuing Directors for this purpose, however, any individual whose election or appointment to the Board was at the request, directly or indirectly, of the entity which entered into the definitive agreement with the Company or any Subsidiary providing for such Business Combination); or

(4) (i) Consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, more than 55% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities as the case may be or (ii) shareholder approval of a complete liquidation or dissolution of the Company.

         The term "the sale or disposition by the Company of all or substantially all of the assets of the Company" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any Subsidiary (including the stock of any Subsidiary) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). The "fair market value of the Company" shall be the aggregate market value of the then Outstanding Company Common Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Outstanding Company Common Stock shall be determined by multiplying the number of shares of Outstanding Company Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average closing price of the shares of Outstanding Company Common Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Outstanding Company Common Stock or by such other method as the Board shall determine is appropriate.

               9.03. Benefits Upon First Anniversary of Change of Control. If a Participant remains employed by the Company or its affiliated companies, or both, as applicable, from the date of a Change of Control to the date of the first anniversary of such Change of Control, or if prior to the first anniversary of such Change of Control, the Participant's employment with the Company or its affiliates is involuntarily terminated by the Company or its affiliates, or both, as applicable, other than for Cause or Disability, the performance stock-based awards outstanding immediately prior to such Change of Control that did not become vested and earned at the time of such Change of Control pursuant to Section 9.01(i) shall (irrespective of any provision of the applicable Award Agreement providing for earlier or later vesting) become vested and earned as of the earlier of (a) the first anniversary of the Change of Control or (b) the date the Participant's employment is terminated. Payment in respect of such awards shall be made as soon as practicable following such date. The deemed level of achievement with respect to such awards shall be the Deemed Performance Award Achievement Level.

          SECTION 10. Adjustment Provisions. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan or for any other reason, then the Committee shall, in such manner as it may deem equitable, make such adjustments to outstanding Awards as it may determine to be appropriate. Such adjustments may include, without limitation:
(i) adjustments to any or all of (A) the number and kind of Shares or other property which may thereafter be issued in connection with Awards, (B) the number and kind of Shares or other property issued or issuable in respect of outstanding Awards, and (C) the exercise price, grant price, or purchase price relating to any Award; (ii) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof; (iii) the substitution of other property (including, without limitation, other securities of the Company and securities of entities other than the Company) for the Shares covered by outstanding Awards; and (iv) in connection with any spin-off, sale, or other disaffiliation of any Subsidiary or division of the Company, arranging for the assumption, or replacement with new awards based on other property (including, without limitation, other securities of the Company and securities of entities other than the Company) for the Shares covered by outstanding Awards based on other securities or other property or cash, by the affected Subsidiary or division by the entity that controls such Subsidiary or division following such disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities). In addition, the Committee shall have the discretion to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that the Committee shall not have such discretion to the extent reserving or exercising such discretion would cause an Award intended, pursuant to Section 7.01, to qualify as "qualified performance-based compensation" not so to qualify.

          SECTION 11. Changes to the Plan and Awards.

               11.01. Changes to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may be listed, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him.

               11.02. Changes to Awards. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may impair the rights of such Participant under such Award.

          SECTION 12. General Provisions.

               12.01. No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.

               12.02. No Shareholder Rights. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.

               12.03. Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of Participant's tax obligations.

               12.04. No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employ of the Company or any Subsidiary or to interfere in any way with the right of the Company or any Subsidiary to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

               12.05. Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

               12.06. Other Compensatory Arrangements. The Company or any Subsidiary shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

               12.07. Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

               12.08. Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of laws, and applicable federal law.

         Effective Date. The Plan was originally effective on February 14, 1994 having been approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote (and the affirmative vote of a majority of the Shares voting) at a meeting of the Company's shareholders held on May 9, 1994. The Plan was subsequently amended and restated by the Board of Directors of the Company at a meeting held on February 11, 2002 and further amended and restated by the Board of Directors of the Company at a meeting held on December 20, 2002. The Plan was further amended and restated effective on May

21, 2004 (the "Effective Date"), having been approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote (and the affirmative vote of a majority of the Shares voting) at a meeting of the Company's shareholders held on May 21, 2004, and was further amended and restated by the Board of Directors of the Company at a meeting held on May 21, 2004. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such termination date shall not be affected or impaired by the termination of the Plan.